Amendment No. 1

                              DECLARATION OF TRUST
                                       OF
                               THE VINTAGE FUNDS



1. Pursuant to Section 11.8 of the Declaration of Trust of The Vintage Funds, the undersigned, being the holders of a majority of the outstanding shares of the Fiduciary Value Fund, hereby consent to the name change of the Fiduciary Value Fund to the Laidlaw Fund.

2. This document shall have the status of an Amendment to said Declaration of Trust.



           UNIFIED ADVISERS, INC.                 VINTAGE ADVISERS, INC.

           By: /s/ Timothy L. Ashburn             By: /s/ Timothy L. Ashburn

           Title:  Chairman of the Board          Title:  President

Date:  December 19, 1996




                                Amendment No. 2

                              DECLARATION OF TRUST
                                       OF
                               THE VINTAGE FUNDS


1. Pursuant to Section 11.8 of the Declaration of Trust of The Vintage Funds, the undersigned, being the holders of a majority of the outstanding shares of The Municipal Fixed Income Fund, hereby consent to the name change of The Municipal Fixed Income Fund to The First Lexington Balanced Fund.

2. This document shall have the status of an Amendment to said Declaration of Trust.



           VINTAGE ADVISERS, INC.                 UNIFIED ADVISERS, INC.

           By:/s/Timothy L. Ashburn               By: /s/ Timothy L. Ashburn

           Title:  President                      Title:  Chairman of the Board


Date:  1-15-97